Exhibit 99.1
TRANSITION SERVICES AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS

This Transition Services Agreement and General Release of All Claims (“Agreement”) is made by and between Halozyme, Inc. (“Halozyme”) and Athena M. Countouriotis (“Employee”) with respect to the following facts:
A.Employee is currently employed by Halozyme.
B.Employee’s employment with Halozyme will terminate effective May 26, 2017, or such earlier date as determined by Employee (“Separation Date”). Halozyme wishes to reach an amicable separation with Employee and assist Employee’s transition to other employment.
C.The parties desire to settle all claims and issues that have, or could have been, raised in relation to Employee’s employment with Halozyme and arising out of or in any way related to the acts, transactions or occurrences between Employee and Halozyme to date, including, but not limited to, Employee’s employment with Halozyme or the separation of that employment, on the terms set forth below.
THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:
1.Transition Period/Post-Employment Consultancy. Effective on the Separation Date, Employee will be relieved of all duties as a regular full time employee of Halozyme. Additionally, immediately following the Separation Date and through August 8, 2017, Halozyme will retain Employee as an independent contractor, pursuant to the terms of the Consulting Agreement, which is attached hereto as Exhibit A (the “Consulting Agreement”). For avoidance of doubt, Employee’s transition from an employee to a consultant as contemplated in this Agreement shall not be construed as a termination or interruption of Employee’s continuous service (including “Service”, as defined in any applicable document or agreement) to Halozyme with respect to any stock options, restricted stock units, or any other equity awards that Halozyme has granted to Employee as of the Separation Date, including, without limitation, any equity awards granted pursuant to Halozyme’s 2011 Stock Plan (as amended to date).

2.Severance Package. In exchange for the promises set forth herein, and provided Employee signs this Agreement and not revoke it, Halozyme agrees to provide Employee with the following payments and benefits (“Severance Package”) to which Employee is not otherwise entitled. Employee acknowledges and agrees that this Severance Package constitutes adequate legal consideration for the promises and representations made by Employee in this Agreement.

2.1    Severance Payment. Halozyme agrees to provide Employee with a cash payment of $230,000 (two hundred thirty thousand dollars), less all appropriate federal and state income and employment taxes (“Severance Payment”). The Severance Payment will be paid out in a lump sum within five (5) business days following termination of the Consulting Agreement provided Employee has satisfied all of her obligations under the Consulting Agreement.

2.2     Continuation of Group Health Benefits. Upon the Separation Date, Halozyme agrees to pay the premiums required to continue Employee’s group health care coverage from the day following the Separation Date through November 30, 2017 (“Premium Payment Period”), under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that

Employee elects to continue and remains eligible for these benefits under COBRA, and does not become eligible for health care coverage through another employer during this period. Employee agrees to provide Halozyme prompt notice no later than within two (2) business days of becoming eligible for such health care coverage though another employer. Notwithstanding the foregoing, if Halozyme determines, in its reasonable discretion, that the payment of the premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying the premiums, Halozyme, in its sole discretion, may elect to instead pay Employee on the first day of each month, a fully taxable cash payment equal to the premiums for that month, grossed-up to cover all applicable withholdings, so that the net benefit to Employee equals the monthly premiums (such amount, the “Special Separation Payment”), for the remainder of the Premium Payment Period. Employee may, but is not obligated to, use such Special Separation Payment toward the cost of COBRA premiums.

2.3    Signing Bonus. Halozyme acknowledges that Employee will not be required to repay Employee’s signing bonus of $300,000 (three hundred thousand dollars) in Employee’s offer letter dated December 1, 2015.

2.4    Payment on Separation Date. Halozyme agrees to pay Employee a cash lump sum amount on the Separation Date (less all appropriate federal and state income and employment taxes) equal to the sum of (i) unused paid time off (“PTO”) through May 26, 2017 and (ii) unpaid base salary through May 26, 2017.

3.General Release.

3.1    Employee unconditionally, irrevocably and absolutely releases and discharges Halozyme, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Halozyme, past and present, as well as Halozyme’s employees, officers, directors, agents, successors and assigns (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with Halozyme, the separation of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Halozyme. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the California Labor Code or the federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the California Constitution, and claims for back pay, front pay, liquidated damages, compensatory or punitive damages, and injunctive relief; and all claims for attorneys’ fees, costs and expenses. Employee expressly waives Employee’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee’s behalf, related in any way to the matters released herein. However, this general release is not intended to bar or release any claims that, by law or statute, may not be waived, such as claims for workers’ compensation benefits and unemployment insurance benefits.

3.2    The parties acknowledge that this general release is not intended to bar any claims that, by statute, may not be waived, such as Employee’s right to file a charge with the National Labor Relations

Board or Equal Employment Opportunity Commission and other similar government agencies, and claims for statutory indemnity, workers’ compensation benefits and unemployment insurance benefits, as applicable.

3.3    Employee acknowledges that she may discover facts or law different from, or in addition to, the facts or law that she knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

3.4    Employee declares and represents that she intends this Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

4.California Civil Code Section 1542 Waiver. Employee expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
5.Representation Concerning Filing of Legal Actions. Employee represents that, as of the date of this Agreement, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Halozyme or any of the other Released Parties in any court or with any governmental agency.

6.Nondisparagement. Employee agrees that Employee will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, products, product candidates, practices or conduct of Halozyme or any of the other Released Parties. Halozyme agrees to instruct Halozyme’s current President and CEO, COO, CSO, CMO, and GC to not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputation of Employee.

7.No Solicitation. Employee agrees to comply with the continuing obligations regarding no solicitation set forth in the Employee Nondisclosure and Assignment Agreement (“NDAA”) previously executed by Employee.

8.Cooperation. Employee agrees that Employee will fully cooperate with Halozyme in connection with any claims, lawsuits, or proceedings that relate in any manner to Employee's conduct or duties at Halozyme or that are based on facts about which Employee obtained personal knowledge while employed at Halozyme.

9.Confidentiality and Return of Halozyme Property. Employee understands and agrees that as a condition of receiving the Severance Package referenced above, all Halozyme property must be immediately returned to Halozyme unless otherwise agreed to in writing with the Halozyme Vice President and Chief Human Resources Officer. By signing this Agreement, Employee represents and warrants that

Employee has returned to Halozyme all Halozyme property, data and information and agrees that Employee will not use or disclose to others any confidential or proprietary information of Halozyme or the Released Parties. Employee further agrees to comply with the continuing obligations regarding confidentiality set forth in the surviving provisions of the NDAA previously executed by Employee. More specifically, Employee acknowledges and agrees that Employee is strictly prohibited from revealing or discussing any non-public information relating to Halozyme’s business strategy, process, methodology, products or clinical trials. In addition, Employee agrees not to discuss the terms of this Agreement except with Employee’s immediate family and attorney or accountant, if any, as needed, but in no event should Employee discuss this Agreement or its terms with any current or prospective employee of Halozyme. Employee’s failure to comply with her obligations not to disclose Halozyme confidential information will be considered a material breach of her NDAA and this Agreement. As a result of such material breach, Employee would be required to repay Halozyme for the total amount of the Severance Package set forth above, in addition to any other applicable monetary damages that may be available, but this Agreement shall remain in full force and effect.

10.No Admissions. By entering into this Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

11.No Other Severance Benefits. Other than benefits (such as notice, severance benefits, pay in lieu of notice, or other similar benefits) that might be required by any Federal, state or local law relating to mass layoffs, severance, plant closures, terminations, reductions in force, or plant relocations, Employee acknowledges and agrees that the Severance Package provided pursuant to this Agreement is in lieu of any other severance benefits to which Employee may be eligible under any other agreement and/or severance plan or practice and Employee waives any and all rights to such other severance benefits.

12.The Older Workers’ Benefit Protection Act. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f) (“OWBPA”). Employee is advised to consult with an attorney before executing this Agreement.

12.1    Acknowledgments/Time to Consider. Employee acknowledges and agrees that (a) Employee has read and understands the terms of this Agreement; (b) this Agreement advises Employee in writing to consult with an attorney before executing this Agreement; (c) Employee has obtained and considered such legal counsel as Employee deems necessary; (d) Employee has been given at least twenty-one (21) days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full consideration period at Employee’s option); (e) and that by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily. Employee agrees that any changes made to this Agreement, whether material or not material, made prior to Employee’s signing this Agreement will not restart the time period to review and consider it. If Employee elects to sign this Agreement, Employee must return it no later than the close of business on the twenty-first (21st) day after receiving this agreement to the Halozyme at the following address: Michael E. Paolucci, Halozyme, Inc., 11388 Sorrento Valley Road, San Diego, CA 92121.

12.2    Revocation/Effective Date. Employee may revoke her acceptance of this Agreement at any time during the seven (7) days after signing it. To be effective, Employee’s revocation must be made in writing and returned to Halozyme at the address provided in the above Paragraph 12.1, by the close of business on the seventh day after it was signed. If Employee does not revoke her acceptance in this manner within the seven (7) day period after signing the Agreement, then Employee’s acceptance of this Agreement shall become binding and enforceable on the eighth day after Employee signs this Agreement (“Effective

Date”). Upon the Effective Date, the Severance Package shall become due and payable in accordance with the terms and conditions described in Paragraph 2 above and its subparts.

13.Full Defense. This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof.

14.Section 409A of the Internal Revenue Code. All amounts payable under this Agreement are intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code (“Section 409A”) specified in Treas. Reg. § 1 .409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1 .409A-1(b)(9) (or any successor provision), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. Notwithstanding the foregoing, to the extent that any amounts payable in accordance with this Agreement are subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible. Each installment payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying Section 409A. If payment of any amount subject to Section 409A is triggered by a separation from service that occurs while the Employee is a “specified employee” (as defined by Section 409A) with, and if such amount is scheduled to be paid within six (6) months after such separation from service, the amount shall accrue without interest and shall be paid the first business day after the end of such six-month period, or, if earlier, within 15 days after the appointment of the personal representative or executor of the Employee’s estate following the Employee’s death. “Separation of employment,” “resignation” or words of similar import, as used in this Agreement shall mean, with respect to any payments subject to Section 409A, the Employee’s “separation from service” as defined by Section 409A. If any payment subject to Section 409A is contingent on the delivery of a release by Employee and could occur in either of two years, the payment will occur in the later year. Nothing in this Agreement or the Plan shall be construed as a guarantee of any particular tax treatment to the Employee. The Employee shall be solely responsible for the tax consequences with respect to all amounts payable under this Agreement, and in no event shall Halozyme have any responsibility or liability if this Agreement does not meet any applicable requirements of Code section 409A.

15.Binding on Successors. The parties agree that this Agreement shall be binding on, and inure to the benefit of, Employee’s and the Halozyme’s successors, heirs and/or assigns.

16.Severability. In the event any provision of this Agreement shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.

17.Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.

18.Entire Agreement; Modification. This Agreement, including the surviving provisions of the NDAA previously executed by Employee and the Consulting Agreement, is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. This Agreement may be amended only by a written instrument executed by all parties hereto.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated: __May 8, 2017__________        By:     /s/ Athena M. Countouriotis
Athena M. Countouriotis
Halozyme, Inc.

Dated: __May 8, 2017___________        By:     /s/ Helen Torley
Helen Torley, M.B. Ch. B., M.R.C.P.
President & Chief Executive Officer

Exhibit A

CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of May 9, 2017 (the “Effective Date”) by and between Halozyme, Inc., having a place of business at 11388 Sorrento Valley Rd., San Diego, CA 92121 (“Halozyme”), and Athena M. Countouriotis, having an address at 6105 Gallop Heights Court, San Diego, CA 92130 (“Consultant”).

Halozyme and Consultant hereby agree as follows:

1.    Engagement of Services. Consultant will provide consulting services relating to clinical development as directed by Halozyme’s Chief Executive Officer. Such services will not exceed three-hundred (300) hours during the term of this Agreement (“Services”).

2.    Fees and Payment. Halozyme will pay Consultant the rate of $500 per hour for Services performed under this Agreement. Consultant shall submit an invoice to Halozyme each month, containing the number of hours she worked and a brief description of the services performed. As an additional consequence of Consultant providing Services hereunder, during the term of this Agreement as specified in Section 13, (i) all of Consultant’s equity grants that are currently subject to vesting or forfeiture as set forth on Exhibit A shall continue to vest and remain exercisable or become non-forfeitable in accordance with Halozyme’s 2011 Stock Plan (as amended to date) and/or any such other plans or agreements that may be applicable to such equity grants, and (ii) all of Consultant’s equity grants that are not currently subject to vesting shall remain exercisable and outstanding in accordance with Halozyme’s 2011 Stock Plan (as amended to date), and/or any such other plans or agreements that may be applicable to such equity grants. Other than the above, no other compensation will be provided to Consultant hereunder. Halozyme will also reimburse Consultant for all reasonable and necessary travel and other related expenses previously approved in writing by Halozyme, provided that Consultant shall itemize such expenses on an invoice/itemized expense report and provide reasonable documentation and receipts in accordance with Halozyme’s Contractor Travel and Expense Reimbursement Guidelines as previously provided to Consultant. Upon termination of this Agreement for any reason, Consultant will be reimbursed only for expenses that are incurred prior to termination of this Agreement.

3.    Independent Contractor Relationship. Consultant’s relationship with Halozyme is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to create a partnership, agency, joint venture, employment or similar relationship. Consultant is not authorized to make any representation, contract or commitment on behalf of Halozyme unless specifically requested or authorized in writing to do so by Halozyme. Consultant will not be entitled to any of the benefits that Halozyme may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is solely responsible for, and will file on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement.

4.    Work Product. As used herein “Work Product” shall mean all information, know-how, trade secrets, designs, developments, improvements, inventions, software, works of authorship, ideas, trademarks, service marks, trade names, trade dress and reports that Consultant solely or jointly with others, invents, conceives or otherwise develops in the performance of the Services for Halozyme under this Agreement. Consultant acknowledges and agrees that all Work Product, and all patent, copyright and other intellectual property rights therein, shall be solely owned by Halozyme. Consultant agrees to promptly disclose to Halozyme all Work Product. Consultant hereby does and will assign to Halozyme or Halozyme’s designee all of Consultant’s right, title and interest in and to any and all Work Product and all patent, copyright and other intellectual property rights therein. Consultant shall perform, during and after the term of this Agreement, all acts deemed necessary or desirable by Halozyme to permit and assist it in evidencing, perfecting, obtaining, maintaining, defending and enforcing its rights in the Work Product and/or Consultant’s assignment with

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respect thereto in any and all countries, including without limitation execution of documents and assistance or cooperation in legal proceedings. Consultant hereby irrevocably designates and appoints Halozyme and its duly authorized officers and agents, as Consultant’s agents and attorneys-in-fact to act for and on behalf and instead of Consultant, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Consultant.

5.    Confidentiality. “Confidential Information” means any non-public information related to Halozyme’s business, current, future and proposed products and services, information concerning Halozyme’s product development, software code, research, development, financial information, business forecasts, sales information, contacts, customer lists, marketing plans, Work Product, and Halozyme Property (as defined in Section 6). Consultant shall not use, disseminate or in any way disclose Confidential Information to any third party except as otherwise permitted herein. Consultant may use Confidential Information solely to perform the Services for the benefit of Halozyme. Consultant shall immediately give notice to Halozyme of any unauthorized use or disclosure of any Confidential Information. Consultant shall assist Halozyme in remedying any such unauthorized use or disclosure of Confidential Information. Confidential Information does not include information which Consultant can demonstrate by written documentation: (i) to have been publicly known prior to disclosure of such information by Halozyme to Consultant, (ii) to have become publicly known, without fault on the part of Consultant, subsequent to disclosure of such information by Halozyme to Consultant, (iii) to have been received by Consultant at any time from a source, other than Halozyme, rightfully having possession of and the right to disclose such information, (iv) to have been otherwise known by Consultant prior to disclosure of such information by Halozyme to Consultant, or (v) to have been independently developed by Consultant without access to or use of information disclosed by Halozyme to Consultant.

6.    Ownership and Return of Confidential Information and Halozyme Property. All Confidential Information and any materials (including, without limitation, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists), whether delivered to Consultant by Halozyme or made by Consultant in the performance of Services hereunder, and whether or not they contain Confidential Information (collectively, the “Halozyme Property”), are the sole and exclusive property of Halozyme or Halozyme’s suppliers or customers, and Consultant hereby does and will assign to Halozyme all rights, title and interest Consultant may have or acquire in the Halozyme Property. Within five (5) business days after any request by Halozyme, Consultant shall destroy or deliver to Halozyme, at Halozyme’s option: (a) all Halozyme Property; and (b) all materials in Consultant’s possession or control that contain any Confidential Information.

7.    Third-Party Information. Consultant understands and agrees that as part of the consideration for retention as a consultant to Halozyme, Consultant has not brought and will not bring to Halozyme, disclose, or use in the performance of Services at Halozyme any equipment, supplies, facility, trade secret information, or any other confidential and/or proprietary information of any current or former employer or any third party that is not generally available to the public, unless Consultant has obtained advance written authorization for their possession, disclosure or use.

8.    Observance of Halozyme Rules. If any Services are performed on Halozyme’s premises, Consultant will observe Halozyme’s rules and regulations with respect to conduct, health, safety and protection of persons and property.

9.    Applicable Laws. Consultant shall perform the Services in accordance with all applicable federal, state, and local laws, rules, regulations and other standards, including export laws or regulations of the United States or foreign governments.

10.    Debarment. Consultant warrants that Consultant is not now or has not been (A) debarred or convicted of a crime for which a person can be debarred, under Section 335(a) or 335(b) of the Generic Drug Enforcement Act of 1992 (the “Act”), (B) threatened to be debarred or indicted for a crime or otherwise engaged in conduct for which a person can be debarred, under Section 335(a) or (b) of the Act, or (C) disqualified or subject to a disqualification

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hearing pursuant to Section 312.70 of the Act. If during the term of this Agreement, Consultant either becomes debarred or disqualified, or receives notice of an action or threat of an action with respect to debarment or disqualification, or engages in any conduct or activity that could lead to any of the foregoing disqualification or debarment actions, Consultant further agrees to immediately notify Halozyme.

11.    Committees. If Consultant is a part of, or is to become a member of a committee that makes formulary decisions or develops clinical guidelines, Consultant is required to disclose to that committee Consultant’s relationship with Halozyme and to follow that committee’s procedures regarding relationships with pharmaceutical manufacturers. This obligation will extend two (2) years beyond the expiration or termination of this Agreement.

12.    No Conflict of Interest. Consultant represents and warrants to Halozyme that Consultant is legally able to enter into this consulting arrangement with Halozyme and that this Agreement will not and does not conflict with any agreement, arrangement or understanding, written or oral, to which Consultant is a party or by which Consultant is bound. Consultant agrees to indemnify Halozyme from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.

13.    Term and Termination. This Agreement is effective as of the Effective Date above and shall remain in effect until August 8, 2017, provided, however, that (i) Consultant may terminate this Agreement at any time, upon written notice, and (ii) Halozyme may terminate this Agreement upon written notice in the event of a material breach of this Agreement by Consultant or in the event that Consultant becomes employed by, provides consulting services or otherwise engages in any business activity (other than passive investment) for competitor companies. Consultant’s warranties and the rights and obligations contained in this Section and Sections 4, 5, 6, 7, 9, 10, 11, 12, and 15 will survive any termination or expiration of this Agreement.

14.    No Assignment. This Agreement and Consultant’s rights and obligations hereunder may not be assigned by Consultant except with the prior written approval of Halozyme. This Agreement will bind and inure to the benefit of Consultant and Consultant’s respective successors and permitted assigns. Consultant may not subcontract or otherwise delegate any part of the Services without the express written consent of Halozyme.

15.    General Provisions. This Agreement will be governed in all respects under the laws of the State of California. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of such obligations may result in irreparable and continuing damage to Halozyme for which money damages are insufficient, and Halozyme shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including money damages if appropriate). Consultant agrees that she will not, during or after the term of this Agreement, make any negative, false, or disparaging statements (written or oral) to Halozyme’s customers, potential customers, press, or any third party regarding Halozyme or its products or services. If any provision of this Agreement is found to be unenforceable, the remainder of this Agreement will continue in full force and effect. The failure of Halozyme to require performance by Consultant of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by Halozyme of a breach of any provision hereof be taken or held to be a waiver of the provision itself. All notices and communications under this Agreement shall be in writing to the applicable address first set forth above.

16.    Entire Agreement. This Agreement, including any Exhibit attached hereto, constitutes the entire agreement between Halozyme and Consultant relating to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, concerning such subject matter. This Agreement shall not be modified or amended in any manner except in a written Amendment to the Agreement signed by Halozyme and Consultant. In the event of a conflict between the terms of this Agreement and any Exhibit attached hereto, the terms of this Agreement shall govern.

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17.    Counterparts. This Agreement may be signed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Execution of this Agreement may be accomplished via facsimile or via email exchange of signed .pdf execution copies.

IN WITNESS WHEREOF, Halozyme and Consultant have executed this Agreement as of the Effective Date.

	Halozyme, Inc.		Athena M. Countouriotis

By:	/s/ Helen Torley	By:	/s/ Athena M. Countouriotis
Name:	Helen Torley, M.B. Ch.B., M.R.C.P
Title:	President and CEO

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EXHIBIT A

EQUITY AWARDS

Grant Type	Grant Number	Grant Date	Shares Vesting June 2017	Shares Vesting July 2017	Shares Vesting August 2017
Options - ISO	00003601	02/22/2017	0	0	0
Options - NQ	00003602	02/22/2017	0	0	0
Restricted Stock Units	00003610	02/22/2017	0	0	0
Options - ISO	00003068	02/03/2016	0	0	0
Options - NQ	00003069	02/03/2016	2,615	2,615	2,615
Restricted Stock Units	00003392	02/03/2016	0	0	0
Options - ISO	00002431	01/05/2015	834	835	834
Options - NQ	00002432	01/05/2015	4,374	4,375	4,374
Restricted Stock Units	00002435	01/05/2015	0	0	0

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